                                     EXHIBIT 11
                                GUITAR CENTER, INC.
                          COMPUTATION OF INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                        Quarter Ended               Nine Months Ended
                                                         September 30,                September 30,
                                                  -------------------------     -------------------------
                                                      1998           1997           1998           1997
                                                  ----------     ----------     ----------     ----------
Net income                                        $    4,717     $    3,283     $   13,793     $    3,684

Weighted average shares outstanding
Basic                                                 20,076         19,329         19,658         19,329
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

Dilutive effect of potential common shares               924          1,406          1,211          1,127
                                                  ----------     ----------     ----------     ----------

Diluted                                               21,000         20,735         20,869         20,456
                                                  ----------     ----------     ----------     ----------
                                                  ----------     ----------     ----------     ----------

Income per common share
Basic                                             $     0.23     $     0.17     $     0.70     $     0.19
                                                  ----------     ----------     ----------     ----------

Diluted                                           $     0.22     $     0.16     $     0.66     $     0.18
                                                  ----------     ----------     ----------     ----------